nCino Reports First Quarter Fiscal Year 2022 Financial Results
First Quarter Total Revenues of $62.4M, up 39% year-over-year
First Quarter Subscription Revenues of $51.0M, up 47% year-over-year

WILMINGTON, N.C. – 2 June 2021 – nCino, Inc. (NASDAQ: NCNO), a pioneer in cloud banking and digital transformation solutions for the global financial services industry, today announced financial results for its first quarter of fiscal year 2022 ended April 30, 2021.

“We are very pleased with the strong start to the year, reflecting a solid sales quarter and ending with yet another record pipeline for the Company,” said Pierre Naudé, CEO of nCino. “We saw particular strength internationally, including signing our first German bank, as well as closing a commercial deal with one of Canada's top five banks. In addition to our strong sales momentum, we continued to innovate this quarter by introducing new solutions and product enhancements across the nCino Bank Operating System® as part of our Spring Release. Our emphasis on data, machine learning and analytics in our platform roadmap aligns with financial institutions’ need to differentiate based on insights and personalization. This is just one of the trends driving the digital transformation of financial services, and nCino is excited to be leading this effort around the globe.”
Financial Highlights
•Revenues: Total revenues for the first quarter were $62.4 million, a 39% increase from $44.7 million in the first quarter of fiscal 2021. Subscription revenues for the first quarter were $51.0 million, up from $34.8 million one year ago, an increase of 47%.
•Loss from Operations: GAAP loss from operations in the first quarter was ($15.5) million compared to ($4.3) million in the same quarter of fiscal 2021. Non-GAAP operating loss in the quarter was ($4.3) million compared to ($2.4) million in the first quarter of fiscal 2021.
•Net Loss Attributable to nCino: GAAP net loss attributable to nCino in the first quarter was ($15.0) million compared to ($4.8) million in the first quarter of fiscal 2021. Non-GAAP net loss attributable to nCino in the first quarter was ($3.9) million compared to ($2.9) million in the first quarter of fiscal 2021.
•Net Loss Attributable to nCino per Share: GAAP net loss attributable to nCino in the first quarter was ($0.16) per share compared to ($0.06) per share in the first quarter of fiscal 2021. Non-GAAP net loss attributable to nCino in the first quarter was ($0.04) per share compared to ($0.04) per share in the first quarter of fiscal 2021.
•Cash: Cash and cash equivalents were $386.5 million as of April 30, 2021.

Recent Business Highlights
•Signed a new Commercial Banking deal with a top five Canadian bank.
•Signed our first customer in Germany, Hamburg Commercial Bank, which will use nCino’s Commercial Banking Solution to simplify and automate existing financing processes and better serve its clients.
•Customers are now live across three continents on Automated Spreading, part of our nCino IQ (nIQ) analytics platform.
•Increased innovation across the platform, including introducing our nIQ Commercial Pricing and Profitability solution to early adopters and launching a no-touch experience for unsecured retail loans.
•Hosted our annual nSight User Conference, a virtual experience with 2,200 registered attendees representing more than 350 customers and partner companies from 24 countries.

Financial Outlook
nCino is providing guidance for its second quarter ending July 31, 2021 as follows:
•Total revenues between $63 million and $64 million.
•Subscription revenues between $51.5 million and $52.5 million.
•Non-GAAP operating loss between ($5.5) million and ($6.5) million.
•Non-GAAP net loss attributable to nCino per share of ($0.05) to ($0.06).

nCino is providing guidance for its fiscal year 2022 ending January 31, 2022 as follows:
•Total revenues between $258 million and $260 million.
•Subscription revenues between $212.5 million and $214.5 million.
•Non-GAAP operating loss between ($22.5) million and ($24.5) million.
•Non-GAAP net loss attributable to nCino per share of ($0.21) to ($0.23).
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook with the investment community. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.
About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. The nCino Bank Operating System® empowers financial institutions with scalable technology to help them achieve revenue growth, greater efficiency, cost savings and regulatory compliance. In a digital-first world, nCino's single digital platform enhances the employee and client experience to enable financial institutions to more effectively onboard new clients, make loans and manage the entire loan life cycle, and open deposit and other accounts across lines of business and channels. Transforming how financial institutions operate through innovation, reputation and speed, nCino works with more than 1,200 financial institutions globally, whose assets range in size from $30 million to more than $2 trillion. For more information, visit: www.ncino.com.

Forward-Looking Statements
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, and guidance, the assumptions underlying those statements, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) the impact of the COVID-19 pandemic, including the impact to the financial services industry, the impact on general economic conditions and the impact of government responses, restrictions, and actions; (ii) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (iii) the accuracy of management’s assumptions and estimates; (iv) our ability to attract new customers and succeed in having current customers expand their use of our solution; (v) competitive factors, including pricing pressures, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (vi) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (vii) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (viii) our ability to manage our growth effectively including expanding outside of the United States; (ix) adverse changes in our relationship with Salesforce; (x) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization; (xi) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xii) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xiii) our ability to maintain our corporate culture and attract and retain highly skilled employees; (xiv) adverse changes in the financial services industry, including as a result of customer consolidation; (xv) adverse changes in economic, regulatory, or market conditions; and (xvi) the outcome and impact of legal proceedings and related fees and expenses.

Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2021	April 30, 2021
Assets
Current assets
Cash and cash equivalents	$371,425	$386,515
Accounts receivable, net	55,517	56,228
Costs capitalized to obtain revenue contracts, current portion, net	4,864	5,033
Prepaid expenses and other current assets	10,425	9,404
Total current assets	442,231	457,180
Property and equipment, net	29,943	35,058
Operating lease right-of-use assets, net	—	10,665
Costs capitalized to obtain revenue contracts, noncurrent, net	10,191	10,296
Goodwill	57,149	57,325
Intangible assets, net	23,137	22,352
Other long-term assets	750	889
Total assets	$563,401	$593,765
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$1,634	$4,382
Accounts payable, related parties	4,363	4,842
Accrued commissions	12,500	3,943
Construction liability, current portion	—	5,097
Other accrued expenses	7,527	7,557
Deferred rent, current portion	203	—
Deferred revenue, current portion	89,141	110,071
Financing obligation, current portion	324	337
Operating lease liabilities, current portion	—	2,540
Total current liabilities	115,692	138,769
Operating lease liabilities, noncurrent	—	9,771
Deferred income taxes, noncurrent	368	429
Deferred rent, noncurrent	1,486	—
Deferred revenue, noncurrent	946	168
Financing obligation, noncurrent	15,939	15,847
Construction liability, noncurrent	—	675
Total liabilities	134,431	165,659
Commitments and contingencies
Redeemable non-controlling interest	3,791	3,065
Stockholders’ equity
Common stock	47	48
Additional paid-in capital	585,956	601,034
Accumulated other comprehensive income	240	161
Accumulated deficit	(161,064)	(176,202)
Total stockholders’ equity	425,179	425,041
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$563,401	$593,765

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended April 30,
	2020	2021
Revenues
Subscription	$34,831	$51,033
Professional services	9,881	11,322
Total revenues	44,712	62,355
Cost of revenues
Subscription[1]	10,099	14,946
Professional services[1]	8,767	11,353
Total cost of revenues	18,866	26,299
Gross profit	25,846	36,056
Gross margin %	58%	58%
Operating expenses
Sales and marketing[1]	12,226	18,425
Research and development[1]	10,965	17,425
General and administrative[1]	6,926	15,680
Total operating expenses	30,117	51,530
Loss from operations	(4,271)	(15,474)
Non-operating income (expense)
Interest income	156	57
Interest expense	—	(268)
Other income (expense), net	(520)	267
Loss before income tax expense	(4,635)	(15,418)
Income tax expense	197	187
Net loss	(4,832)	(15,605)
Net loss attributable to redeemable non-controlling interest	(176)	(467)
Adjustment attributable to redeemable non-controlling interest	113	(130)
Net loss attributable to nCino, Inc.	$(4,769)	$(15,008)
Net loss per share attributable to nCino, Inc.:
Basic and diluted	$(0.06)	$(0.16)
Weighted average number of common shares outstanding:
Basic and diluted	81,560,762	94,402,265
1Includes stock-based compensation expense as follows:

	Three Months Ended April 30,
	2020	2021
Cost of subscription revenues	$61	$285
Cost of professional services revenues	266	1,332
Sales and marketing	315	1,753
Research and development	309	1,543
General and administrative	100	2,151
Total stock-based compensation expense	$1,051	$7,064

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended April 30,
	2020	2021
Cash flows from operating activities
Net loss attributable to nCino, Inc.	$(4,769)	$(15,008)
Net loss and adjustment attributable to redeemable non-controlling interest	(63)	(597)
Net loss	(4,832)	(15,605)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,743	2,095
Non-cash operating lease costs	—	589
Amortization of costs capitalized to obtain revenue contracts	1,333	1,312
Stock-based compensation	1,051	7,064
Deferred income taxes	30	62
Provision for (recovery of) bad debt	167	(12)
Net foreign currency gains	—	(566)
Change in operating assets and liabilities:
Accounts receivable	(9,463)	(192)
Accounts receivable, related parties	6,395	—
Costs capitalized to obtain revenue contracts	(2,436)	(1,493)
Prepaid expenses and other assets	238	1,076
Accounts payable and accrued expenses and other liabilities	(4,774)	(6,029)
Accounts payable, related parties	362	478
Deferred rent	(31)	—
Deferred revenue	18,630	19,411
Deferred revenue, related parties	16	—
Operating lease liabilities	—	(632)
Net cash provided by operating activities	8,429	7,558
Cash flows from investing activities
Purchases of property and equipment	(1,075)	(522)
Net cash used in investing activities	(1,075)	(522)
Cash flows from financing activities
Payments of deferred costs	(233)	—
Exercise of stock options	122	7,885
Principal payments on financing obligation	—	(79)
Net cash (used in) provided by financing activities	(111)	7,806
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	611	437
Net increase in cash, cash equivalents, and restricted cash	7,854	15,279
Cash, cash equivalents, and restricted cash, beginning of period	91,184	371,425
Cash, cash equivalents, and restricted cash, end of period	$99,038	$386,704

Cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$99,038	$386,515
Restricted cash included in other long-term assets	—	189
Total cash, cash equivalents, and restricted cash, end of period	$99,038	$386,704

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.
•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Antitrust related fees and expenses. nCino excludes fees and expenses related to the government antitrust investigation and related civil action disclosed in our SEC filings as we do not believe these matters relate to the operating business and their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended April 30,
	2020	2021
GAAP total revenues	$44,712	$62,355

GAAP cost of subscription revenues	$10,099	$14,946
Amortization expense - developed technology	(369)	(396)
Stock-based compensation	(61)	(285)
Non-GAAP cost of subscription revenues	$9,669	$14,265

GAAP cost of professional services revenues	$8,767	$11,353
Stock-based compensation	(266)	(1,332)
Non-GAAP cost of professional services revenues	$8,501	$10,021

GAAP gross profit	$25,846	$36,056
Amortization expense - developed technology	369	396
Stock-based compensation	327	1,617
Non-GAAP gross profit	$26,542	$38,069
Non-GAAP gross margin %	59%	61%

GAAP sales & marketing expense	$12,226	$18,425
Amortization expense - customer relationships	(417)	(418)
Stock-based compensation	(315)	(1,753)
Non-GAAP sales & marketing expense	$11,494	$16,254

GAAP research & development expense	$10,965	$17,425
Stock-based compensation	(309)	(1,543)
Non-GAAP research & development expense	$10,656	$15,882

GAAP general & administrative expense	$6,926	$15,680
Amortization expense - trademarks	(10)	—
Stock-based compensation	(100)	(2,151)
Antitrust related fees and expenses	—	(3,263)
Non-GAAP general & administrative expense	$6,816	$10,266

GAAP loss from operations	$(4,271)	$(15,474)
Amortization expense - developed technology	369	396
Amortization expense - customer relationships	417	418
Amortization expense - trademarks	10	—
Stock-based compensation	1,051	7,064
Antitrust related fees and expenses	—	3,263
Non-GAAP operating loss	$(2,424)	$(4,333)
Non-GAAP operating margin	(5)%	(7)%

GAAP net loss attributable to nCino	$(4,769)	$(15,008)
Amortization expense - developed technology	369	396
Amortization expense - customer relationships	417	418
Amortization expense - trademarks	10	—
Stock-based compensation	1,051	7,064
Antitrust related fees and expenses	—	3,263
Non-GAAP net loss attributable to nCino	$(2,922)	$(3,867)

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended April 30,
	2020	2021
Weighted-average shares used to compute net loss per share, basic and diluted	81,560,762	94,402,265

GAAP net loss attributable to nCino per share	$(0.06)	$(0.16)
Non-GAAP net loss attributable to nCino per share	$(0.04)	$(0.04)

Free cash flow
Net cash provided by operating activities	$8,429	$7,558
Purchases of property and equipment	(1,075)	(522)
Free cash flow	$7,354	$7,036
Principal payments on financing obligation[1]	—	(79)
Free cash flow less principal payments on financing obligation	$7,354	$6,957
1These amounts represent the non-interest component of payments towards financing obligations for facilities.

CONTACTS
INVESTOR CONTACT
JoAnn Horne
Market Street Partners
+1 415.445.3240
jhorne@marketstreetpartners.com
MEDIA CONTACT
Kathryn Cook
nCino
+1 919.691.4206
Kathryn.cook@ncino.com